UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 9, 2024

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code) N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Convertible Promissory Note

In addition to transactions reported on Form 8K on August 21st 2024, between August 9 and September 30, 2024, the Company entered into securities purchase agreements (the “Purchase Agreement”) and subscription agreements (the “Subscription Agreement,” together with the Purchase Agreement, the “Transaction Documents”) with certain accredited investors (the “Purchasers”). Pursuant to the Transaction Documents, the Company sold the Purchasers: (i) convertible notes in the aggregate original principal amount of $4,000,000, (the “Notes”) upon maturity convertible into up to 11,428,571 shares of Common Stock of the Company, warrants to initially acquire up to an aggregate of 11,428,571 additional shares of Common Stock (the “Warrants”) at an exercise price of $0.4375 per Warrant Share. The conversion price of the Notes is $0.35 per share. Pursuant to the Subscription Agreements the Company intends to raise an aggregate of $10,000,000 to $12,000,000 over the course of multiple tranches, to date having entered into $5,000,000 in proceeds over the course of their internally defined tranches. The balance of transactions will be closed within 30 calendar days of this Form 8-K.

The maturity date of the Notes is September 1, 2029. Interest on the unpaid principal balance of the Notes accrues at 9% per annum which may be converted into shares or payable in arrears on a semi-annual basis on January 1st and July 1st until the note reaches maturity. Subject to the conversion of the Notes, any accrued interest outstanding is payable in full on the maturity date of the Notes.

The Notes are subject to customary events of default including the failure to pay principal and interest when due or bankruptcy by the Company. Upon the occurrence of an event of default, the unpaid portion of the principal amount will bear simple interest from the date of the event of default at a rate equal to 12% per annum, for the duration from such event of default until the cure of such default or the repayment date of the entire outstanding balance of the Note.

The Warrants are exercisable at any time after the date of issuance until the five (5) year anniversary of their respective issuance date, at an exercise price of $0.4375 per Warrant Share, subject to adjustments as provided in the Warrants. The Warrants are exercisable for cash only.

The Company agreed to file a registration statement to register the shares of 50% of the common stock underlying the Note and 100% of common stock underlying the Warrants within eighteen (18) months after the receiving the purchase price of the Note and to use commercially reasonable efforts to have the registration statement declared effective. Additionally, within a two (2) year period of the anniversary of receiving the purchase price of the Note, the Company will file an additional registration statement to register the remaining 50% of common stock underlying the Note, and to use commercially reasonable efforts to have the registration statement declared effective within the aforementioned two (2) year period.

The foregoing summary of the Purchase Agreement, the Notes, the Subscription Agreement, and the Warrants are qualified by reference to the form of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Over the course of 2023 and 2024 Splash Beverage Group, Inc. (the “Company”), has engaged in three capital raises with certain accredited investors (the “Holders”). Pursuant to these transactions, warrants to purchase shares of common stock, common stock, and convertible notes have been issued to the Holders. The details of each transaction are as follows (the “Transactions”):

The September Transaction

As reported on Form 8-K filed on October 6, 2024, on September 29, 2023, the Company entered into a securities purchase agreement (the “September Purchase Agreement”) with the Lenders. Pursuant to the September Purchase Agreement, the Company sold the Lender: (i) senior convertible notes in the aggregate original principal amount of $1,250,000, (the “September Notes”) convertible into up to 1,470,588 shares of Common Stock of the Company subject to adjustments as provided in the Notes, (ii) 625,000 shares of Common Stock (the “September Commitment Shares”), (ii) warrants to acquire up to an aggregate of 1,250,000 additional shares of Common Stock (the “September Warrants”). The original conversion price of the Notes is $0.85 per share, subject to adjustments as provided in the September Notes. This conversion price and exercise price of the September Notes and September Warrants respectively has subsequently been adjusted to $0.25.

The May Transaction

As Reported on Form 8-K filed on May 7, 2024, on May 1, 2024, the Company entered into a securities purchase agreement (the “May Purchase Agreement”) with the Lenders. Pursuant to the August Purchase Agreement, the Company sold the Lender: (i) senior convertible notes in the aggregate original principal amount of $1,850,000, (the “May Notes”) convertible into up to 4,625,000 shares of Common Stock of the Company, subject to adjustments as provided in the May Notes, (ii) 925,000 shares of Common Stock (the “May Commitment Shares”), (ii) warrants to acquire up to an aggregate of 4,625,000 additional shares of Common Stock (the “May Warrants”). The original conversion price of the May Notes is $0.40 per share, subject to adjustments as provided in the May Notes. This conversion price and exercise price of the May Notes and May Warrants respectively has subsequently been adjusted to $0.25.

The August Transaction

On August 22, 2024, the Company entered into a securities purchase agreement (the “August Purchase Agreement”) with the Lenders. Pursuant to the August Purchase Agreement, the Company sold the Lender: (i) senior convertible notes in the aggregate original principal amount of $600,000, (the “August Notes”) convertible into up to 1,381,579 shares of Common Stock of the Company, subject to adjustments as provided in the August Notes, (ii) 300,000 shares of Common Stock (the “August Commitment Shares”), (ii) warrants to acquire up to an aggregate of 1,381,579 additional shares of Common Stock (the “August Warrants”). The original conversion price of the August Notes is $0.38 per share, subject to adjustments as provided in the August Notes. This conversion price and exercise price of the August Notes and August Warrants respectively has subsequently been adjusted to $0.30.

On September 26, 2024, Company received a notice of default from the Lenders with respect to the Transactions.

Given that the Company did not file a registration statement pursuant to the August 22, 2024, transaction within the allotted time frame, we may be in technical default. Pursuant to the August Transaction’s registration rights agreement (the “August Registration Rights Agreement”) the Company was allotted 10 calendar days from the close of the transaction to file a registration statement, and a subsequent 5 calendar days before the occurrence of an event of default under the August Notes, given that the transaction closed on August 22, 2024, and the Company failed to file a registration statement on September 7th, 2024, an event of default occurred which may result in an increase in a direct financial obligation. Each note contains a provision defining any event of default in any of the other Transaction’s notes as an event of default as well, therefore both the May and September Notes may also be in default. The September, May, and August Notes each bear a default interest rate of 18%.

As of the date of this Current Report on Form 8-K, no action has been taken by the Lenders to enforce the Company’s obligations, to foreclose on the loan collateral or to enforce its rights under the terms of the Transactions. The Company is attempting to resolve this matter with the Lender and may defend any enforcement action taken by the Lenders. However, the Company cannot guarantee a resolution on a timely basis, on favorable terms, or at all. If the Company is unable to resolve the alleged defaults under the Purchasing Agreement, it would have a material adverse effect on the Company’s liquidity, financial condition and results of operations, and could cause the Company to become bankrupt or insolvent.

The foregoing summary of the August Purchase Agreement, August Notes, August Warrants, August Registration Rights Agreement, May Purchase Agreement, May Notes, May Warrants, May Registration Rights Agreement, September Purchase Agreement, September Notes, September Warrants, and September Registration Rights Agreement are qualified by reference to the full text of such documents, copies of which are filed as exhibits to this report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein reference, to the extent required. Based in part upon the representations of the Investor, Buyers, and the Purchasers, to the Company, including that they are an “accredited investor” as defined under Rule 501(a) of Regulation D, the shares of Common Stock issuable under the Purchase Agreement, upon conversion of the Notes or upon exercise of the Warrant, will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of August Warrant
4.2	Form of May Warrant (as filed with the SEC on Form 8-K as Exhibit 4.1 on May 7th, 2024)
4.3	Form of September Warrant (as filed with the SEC on Form 8-K as Exhibit 4.1 on October 5, 2023)
4.4	Form of Warrant
10.1	Form of August Purchase Agreement
10.2	Form of August Note
10.3	Form of August Registration Rights Agreement
10.4	Form of May Purchase Agreement (as filed with the SEC on Form 8-K as Exhibit 10.1 on May 7th, 2024)
10.5	Form of May Note (as filed with the SEC on Form 8-K as Exhibit 10.2 on May 7th, 2024)
10.6	Form of May Registration Rights Agreement (as filed with the SEC on Form 8-K as Exhibit 10.3 on May 7th, 2024)
10.7	Form of September Purchase Agreement (as filed with the SEC on Form 8-K as Exhibit 10.1 on October 5, 2023)
10.8	Form of September Note (as filed with the SEC on Form 8-K as Exhibit 10.2 on October 5, 2023)
10.9	Form of September Registration Rights Agreement (as filed with the SEC on Form 8-K as Exhibit 10.3 on October 5, 2023)
10.10	Form of the Purchase Agreement
10.11	Form of the Note
10.12	Form of the Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2024

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer